Franklin                  Fund



Form of Multiple Class Plan



This Multiple Class Plan (the "Plan") has been adopted by a majority of the Board of [Directors/Trustees] of the Franklin
Fund (the "Fund") [for         its series]. The Board has
determined that the Plan is in the best interests of each class and the Fund as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for the Fund.



1. The Fund shall offer two classes of shares, to be

known as Franklin         Fund - Class I and Franklin
Fund - Class II.



2. Class I shares shall carry a front-end sales charge ranging from

[    % -     %], and Class II shares shall carry a front-end
sales charge of 1.00%.



3. Class I shares shall not be subject to a contingent deferred sales charge ("CDSC") except in the following limited circumstances. On investments of $1 million or more, a contingent deferred sales charge of 1.00% of the lesser of the then-current net asset value or the original net asset value at the time of purchase applies to redemptions of those investments within the contingency period of 12 months from the calendar month following their purchase. The CDSC is waived in certain circumstances, as described in the Fund's prospectus.



4. Class II shares redeemed within 18 months of their purchase shall be assessed a CDSC of 1.00% on the lesser of the then-current net asset value or the original net asset value at the time of purchase. The CDSC is waived in certain circumstances as described in the Fund's prospectus.



5. The Rule 12b-1 Plan associated with Class I shares may be used to reimburse Franklin/Templeton Distributors, Inc. (the "Distributor") or others for expenses incurred in the promotion and distribution of the shares of Class I. Such expenses include, but are not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and related expenses, advertisements, and other distribution-related expenses, including a prorated portion of the Distributor's overhead expenses attributable to the distribution of Class shares, as well as any distribution or service fees paid to securities dealers or their firms or others who have executed a servicing agreement with the Fund for the Class, the Distributor or its affiliates.



The Rule 12b-1 Plan associated with Class II shares has two components. The first component is a shareholder servicing fee, to be paid to broker-dealers, banks, trust companies and others who will provide personal assistance to shareholders in servicing their accounts. The second component is an asset-based sales charge to be retained by the Distributor during the first year after sale of shares, and, in subsequent years, to be paid to dealers or retained by the Distributor to be used in the promotion and distribution of Class II shares, in a manner similar to that described above for (Class I shares.



The Plans shall operate in accordance with the Rules of Fair
Practice of the National Association of Securities Dealers, Inc.,
Article III, section 26(d).



6. The only difference in expenses as between Class I and Class
It shares shall relate to differences in the Rule 12b-1 plan expenses of each class, as described in each class' Rule 12b-1
Plan.



7. There shall be no conversion features associated with the Class I and Class II shares.



8. Shares of Class I of the Fund may only be exchanged for shares of Class I of any other fund in the Franklin/Templeton Group and may not be exchanged into the Franklin/Templeton Money Fund I! of the Franklin/Templeton Money Fund Trust. Shares of Class II of the Fund may only be exchanged for shares of Class II of any other fund in the Franklin/Templeton Group and may also be exchanged into the Franklin/Templeton Money Fund II of the Franklin/Templeton Money Fund Trust.



9. Each Class will vote separately with respect to the Rule 12b-1
Plan related to that Class.



10. On an ongoing basis, the [directors/trustees] pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts between the interests of the two classes of shares. The [directors/trustees], including a majority of the independent [directors/trustees], shall take such action as is reasonably necessary to eliminate any such conflict that may develop. Franklin Advisers, Inc. and Franklin/Templeton Distributors, Inc. shall be responsible for alerting the Board to any material conflicts that arise.



11. All material amendments to this Plan must be approved by a majority of the [directors/trustees] of the Fund, including a majority of the [directors/trustees] who are not interested persons of the Fund.

SCHEDULE A


INVESTMENT COMPANY               FUND & CLASS; TITAN NUMBER

Franklin Gold Fund               Franklin Gold Fund - Class II; 232

Franklin Equity Fund             Franklin Equity Fund - Class II; 234

AGE High Income Fund, Inc.       AGE High Income Fund - Class II; 205

Franklin Custodian Funds, Inc.   Growth Series - Class II; 206
                                      Utilities Series - Class II; 207
                                      Income Series - Class II; 209
                                      U.S. Government Securities
                                      Series - Class II; 210

Franklin California Tax-Free     Franklin California Tax-Free Income
     Income Fund, Inc.           Fund - Class II; 212

Franklin New York Tax-Free       Franklin New York Tax-Free Income
     Income Fund, Inc.           Fund - Class II; 215

Franklin Federal Tax-Free        Franklin Federal Tax-Free Income
     Income Fund                 Fund -Class II; 216

Franklin Managed Trust           Franklin Rising Dividends
                                      Fund - Class II; 258

Franklin California Tax-Free     Franklin California Insured Tax-Free
Trust
                                      Income Fund - Class II; 224

Franklin New York Tax-Free Trust Franklin New York Insured Tax-Free
                                      Income Fund - Class II; 281

Franklin Investors Securities    Franklin Global Government Income
Trust
                                      Fund - Class II; 235
                                      Franklin Equity Income
                                      Fund - Class II; 239

Franklin Strategic Series        Franklin Global Utilities
                                      Fund - Class II; 297

Franklin Real Estate Securities  Franklin Real Estate Securities
Trust
                                      Fund - Class II; 292



INVESTMENT COMPANY    FUND AND CLASS; TITAN NUMBER

Franklin Tax-Free     Franklin Alabama Tax-Free Income Fund - Class II; 264
     Trust            Franklin Arizona Tax-Free Income Fund - Class II; 226
                      Franklin Colorado Tax-Free Income Fund - Class II; 227
                      Franklin Connecticut Tax Free Income
                          Fund - Class II; 266
                      Franklin Florida Tax-Free Income Fund - Class II; 265
                      Franklin Georgia Tax-Free Income Fund - Class II; 228
                      Franklin High Yield Tax-Free Income Fund - Class II; 230
                      Franklin Insured Tax-Free Income Fund - Class II; 221
                      Franklin Louisiana Tax-Free Income Fund - Class II; 268
                      Franklin Maryland Tax-Free Income Fund - Class II; 269
                      Franklin Massachusetts Insured Tax-Free Income
                           Fund - Class II; 218
                      Franklin Michigan Insured Tax-Free Income
                           Fund - Class II; 219
                      Franklin Minnesota Insured Tax-Free Income
                           Fund - Class II; 220
                      Franklin Missouri Tax-Free Income Fund - Class II; 260
                      Franklin New Jersey Tax-Free Income

                           Fund - Class II; 271
                      Franklin North Carolina Tax-Free Income
                           Fund - Class II; 270
                      Franklin Ohio Insured Tax-Free Income
                           Fund - Class II; 222
                      Franklin Oregon Tax-Free Income Fund - Class II; 261 Franklin Pennsylvania Tax-Free Income
                           Fund - Class II; 229
                      Franklin Puerto Rico Tax-Free Income
                           Fund - Class II; 223
                      Franklin Texas Tax-Free Income Fund - Class II; 262 Franklin Virginia Tax-Free Income Fund - Class II; 263